UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2015

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

EnerSys (the “Company”) has elected to settle all conversions of its 3.375% Convertible Senior Notes due 2038 (the “Notes”) occurring on and after May 27, 2015 by delivering cash in respect of the Principal Portion (as defined in the Indenture, as defined below) of the Notes and shares of the Company’s common stock, par value $0.01 per share, to the extent the Company’s conversion obligation exceeds the Principal Portion of the Notes.

The Notes were issued by the Company pursuant to an Indenture, dated as of May 28, 2008 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon (successor to The Bank of New York), as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 28, 2008 (the “Supplemental Indenture”) (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: June 8, 2015	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President